Exhibit 10.18

CARDIOMEMS, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SEPTEMBER 18, 2006

SECTION 1.	GENERAL.	1

1.1	Amendment and Restatement of Prior Agreement.	1

1.2	Definitions.	2

SECTION 2.	REGISTRATION; RESTRICTIONS ON TRANSFER.	4

2.1	Restrictions on Transfer.	4

2.2	Demand Registration.	5

2.3	Piggyback Registrations.	7

2.4	Form S-3 Registration.	8

2.5	Expenses of Registration.	10

2.6	Obligations of the Company.	10

2.7	Termination of Registration Rights.	12

2.8	Delay of Registration; Furnishing Information.	12

2.9	Indemnification.	12

2.10	Assignment of Registration Rights	15

2.11	Amendment of Registration Rights.	15

2.12	“Market Stand-Off” Agreement.	15

2.13	Agreement to Furnish Information.	16

2.14	Rule 144 Reporting.	16

2.15	Limitations on Subsequent Registration Rights	17

SECTION 3.	COVENANTS OF THE COMPANY.	17

3.1	Basic Financial Information and Reporting.	17

3.2	Inspection Rights.	18

3.3	Confidentiality of Records	18

3.4	Meetings of the Board of Directors	19

3.5	Board Committees	19

3.6	Reservation of Common Stock.	19

3.7	Stock Vesting.	19

3.8	Voting Agreement	19

3.9	Key Man Insurance.	20

3.10	Proprietary Information and Inventions Agreement.	20

3.11	Directed Shares	20

3.12	Reimbursement	21

3.13	Form D	21

3.14	Taxes	21

3.15	Visitation Rights	22

3.17	Termination of Covenants.	23

SECTION 4.	RIGHTS OF FIRST REFUSAL.	23

4.1	Subsequent Offerings.	23

4.2	Exercise of Rights.	24

4.3	Issuance of Equity Securities to Other Persons.	24

4.4	Termination and Waiver of Rights of First Refusal.	24

4.5	Transfer of Rights of First Refusal.	25

4.6	Excluded Securities.	25

SECTION 5.	MISCELLANEOUS.	25

5.1	Governing Law.	26

5.2	Successors and Assigns.	26

5.3	Entire Agreement.	26

5.4	Severability.	26

5.5	Amendment and Waiver.	26

5.6	Delays or Omissions.	27

5.7	Notices.	27

5.8	Titles and Subtitles.	27

5.9	Additional Investors.	27

5.10	Counterparts.	27

5.11	Aggregation of Stock	27

5.12	Pronouns.	28

CARDIOMEMS, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of the 18th day of September, 2006, by and among CARDIOMEMS, INC., a Delaware corporation (the “Company”) and each of the persons and entities listed on EXHIBIT A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.”

RECITALS

WHEREAS, certain of the Investors are purchasing shares of the Company’s Series D Preferred Stock (the “Series D Stock”), pursuant to that certain Series D Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”);

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

WHEREAS, certain of the Investors (the “Prior Investors”) are holders of the Company’s Series A Preferred Stock (the “Series A Stock”), the Company’s Series B Preferred Stock (the “Series B Stock”) and, as the case may be, Series C Preferred Stock (the “Series C Stock,” and together with the Series A Stock, Series B Stock and Series D Stock, the “Preferred Stock”);

WHEREAS, the Prior Investors and the Company are parties to an Amended and Restated Investor Rights Agreement dated November 18, 2005 (the “Prior Agreement”);

WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and

WHEREAS, in connection with the consummation of the Financing, the Company and the Investors have agreed to the registration rights, information rights, and other rights as set forth below.

NOW, THEREFORE, in consideration of these premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. GENERAL.

1.1 Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the holders of at least the respective majority of both the Registrable Securities and the Demand Registrable Securities (as both terms are defined herein) held by the Prior Investors outstanding as of the date of this Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Purchase Agreement, and each of the Prior Investors hereby irrevocably waives, and releases the Company from, any and all claims such Prior Investor has or may have against the Company arising out or as a result of (a) the Prior Agreement or (b) the amendment and restatement of the Prior Agreement as provided for under this Section 1.1.

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1.2 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a) “Affiliated Party” means, with respect to a Holder or an Investor, as the case may be, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such Holder or Investor, as the case may be, including, without limitation, any general partner, member, officer or director of such Holder or Investor, as the case may be, and any venture capital fund now or hereafter existing which is controlled by one or more general partners of, or shares the same management company as, such Holder or Investor, as the case may be and, with respect to Guidant Investment Corporation, shall include the Guidant Foundation.

(b) “Demand Holder” means any person owning of record Demand Registrable Securities that have not been sold to the public or any assignee of record of such Demand Registrable Securities in accordance with Section 2.10 hereof.

(c) “Demand Registrable Securities” means (a) Common Stock of the Company issuable or issued upon conversion of the Series B Stock, Series C Stock or Series D Stock, (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, option or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities, and (c) any other shares of Common Stock of the Company acquired by a Series D Investor (or any Affiliated Party of such Series D Investor) after the date hereof pursuant to exercise of such Series D Investor’s rights under the Purchase Agreement or any Related Agreement (as defined in the Purchase Agreement). Notwithstanding the foregoing, Demand Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement under the Securities Act or Rule 144 promulgated thereunder or (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof. For purposes of this Agreement, the term Holders is inclusive of Demand Holders, and the provisions applicable only to Demand Holders shall so state.

(g) “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(h) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

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(i) “Registrable Securities” means (a) Common Stock of the Company issuable or issued upon conversion of the Shares, (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, option or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities, and (c) any other shares of Common Stock of the Company acquired by an Investor (or any Affiliated Party of such Investor) after the date hereof pursuant to exercise of such an Investor’s rights under the Purchase Agreement or any Related Agreement (as defined in the Purchase Agreement). Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement under the Securities Act or Rule 144 or (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned. For purposes of this Agreement, the term Registrable Securities is inclusive of Demand Registrable Securities, and provisions applicable only to Demand Registrable Securities shall so state.

(j) “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(k) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed thirty-five thousand dollars ($35,000) of a single special counsel for the Holders determined by a majority of the Holders participating in the offering described in Sections 2.2, 2.3 or 2.4, as the case may be, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(l) “SEC” or “Commission” means the Securities and Exchange Commission.

(m) “Securities Act” shall mean the Securities Act of 1933, as amended.

(n) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(o) “Series D Investor” means those Investors purchasing shares of Series D Stock on the date hereof pursuant to the Purchase Agreement.

(p) “Shares” shall mean the Company’s Series A Stock, Series B Stock, Series C Stock and Series D Stock held from time to time by the Investors listed on EXHIBIT A hereto and their permitted assigns.

(q) “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

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SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After its Initial Offering, the Company will not require the transferee pursuant to Rule 144 to be bound by the terms of this Agreement.

(b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners, or former partners or to any other partnership that is an Affiliated Party of such Holder or to partners or former partners of any such other partnership, (B) an entity transferring to a wholly-owned subsidiary or a parent entity that owns all of the capital stock of the Holder or to any other entity that is an Affiliated Party of such Holder, (C) a limited liability company transferring to its members, or former members or to any other limited liability company that is an Affiliated Party of such Holder or to members or former members of any such limited liability company, (D) an individual transferring to the Holder’s family member or trust for the benefit of such Holder and/or such Holder’s family members, (E) Arcapita Ventures I Limited transferring to its non-individual shareholders or any other entity that is an Affiliated Party of such Holder, or (F) Guidant Investment Corporation transferring to Guidant Foundation; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

(c) Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

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THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend.

(e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2 Demand Registration.

(a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Demand Holders of a majority of the Demand Registrable Securities then outstanding (the “Demand Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least a majority of the Demand Registrable Securities then outstanding, then the Company shall, within fifteen (15) days of the receipt thereof, give written notice of such request to all Demand Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Demand Registrable Securities that all Demand Holders request in writing to the Company within twenty (20) business days after delivery of such notice, to be registered.

(b) If the Demand Initiating Holders intend to distribute the Demand Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in Section 2.2(a). In such event, the right of any Demand Holder to include its Demand Registrable Securities in such registration shall be conditioned upon such Demand Holder’s participation in such underwriting and the inclusion of such Demand Holder’s Demand Registrable Securities in the underwriting to the extent provided herein. All Demand Holders proposing to distribute their securities through such underwriting shall enter into, and perform their respective obligations under, an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Demand Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company); provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Demand Holders materially greater than the obligations of the Holders pursuant to Section 2.9. If any Demand Holder who has requested inclusion of its Demand Registrable Securities in such registration as provided above disapproves of the terms of the underwriting, such person may elect, by written notice to the Company, to withdraw its Demand Registrable Securities from such Registration Statement and underwriting. Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Demand Registrable Securities) then the Company shall so advise all Demand Holders of Demand Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Demand Holders of such Demand Registrable

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Securities on a pro rata basis based on the number of Demand Registrable Securities held by all such Demand Holders (including the Demand Initiating Holders). Any Demand Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i) prior to the earlier of (A) the fifth anniversary of the date of this Agreement or (B) the expiration of the restrictions on transfer set forth in Section 2.12 following the Initial Offering;

(ii) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective; provided, however, that a registration statement shall not be counted if, as a result of an exercise of the underwriter’s cut-back provisions, less than 50% of the total number of Demand Registrable Shares that Demand Holders have requested to be included in such registration statement are so included;

(iii) if the Company shall furnish to Demand Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(iv) If the Demand Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 hereof; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least twenty (20) business days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) business days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a

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registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into, and perform their respective obligations under, an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders materially greater than the obligations of the Holders pursuant to Section 2.9. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that with respect to a registration effected pursuant to Section 2.2 hereof, no Registrable Securities requested to be included in the registration and underwriting by any person other than Demand Holders shall be included in such registration and underwriting unless and until all Registrable Securities held by Demand Holders and requested to be so registered pursuant to Section 2.2 hereof, have been included in such registration; and provided, further, that no such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) (or, with respect to a registration effected pursuant to Section 2.2 hereof, fifty percent (50%)) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members, Affiliated Parties and stockholders of such Holder, or the estates and family members of any such partners, members, retired members and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders (the “Initiating Holders”), the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

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(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) business days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i) if Form S-3 (or any successor to Form S-3) is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million five hundred thousand dollars ($1,500,000);

(iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(iv) if the Company has, within the twelve (12) month period immediately preceding the date of such request, already effected three (3) registrations on Form S-3 for the Holders pursuant to this Section 2.4, or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.4(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into, and perform their respective obligations under, an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company); provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders materially greater than the obligations of the Holders pursuant to Section 2.9. If any Holder who has requested inclusion of its Registrable Securities in such registration as provided above disapproves of the terms of the underwriting, such person may elect, by written notice to the Company, to withdraw its Registrable Securities from such Registration Statement and underwriting. Notwithstanding any other provision of this Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten

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pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(d) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Demand Initiating Holders or the Initiating Holders, as the case may be, unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Demand Initiating Holders or the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.4 or the Demand Holders of a majority of Demand Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2, as applicable, in which event such right shall be forfeited by all Holders or Demand Holders, as applicable. If the Demand Holders or the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Demand Registrable Securities or Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Demand Holders or Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a registration.

2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for one hundred and eighty (180) days (or one year in the case of a registration on Form S-3 (or any successor to Form S-3) pursuant to Section 2.4) or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed ninety (90) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the participating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have a material adverse effect upon the Company. In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably

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withheld. If so directed by the Company, all Holders registering shares under such registration statement shall use all reasonable efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Any registration statement prepared pursuant hereto (and each amendment or supplement thereto) shall be made available to the Holders and/or their counsel.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use all reasonable efforts to register and qualify the securities and, if applicable, the re-sale by the Holders of the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) Cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed.

(f) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

(g) Make available for inspection by the Holders, any managing underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Holders, such Company records, documents and properties as are reasonably necessary to, and requested by, any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

(h) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an underwriting agreement.

(i) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use all reasonable efforts to promptly amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

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(j) Use all reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.7 Termination of Registration Rights. All registration rights granted under this Section 2 shall terminate and be of no further force and effect five (5) years after the date of the Company’s Initial Offering.

2.8 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Company Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Company Violation which occurs in reliance upon and in conformity with written information furnished to the Company expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

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(b) To the extent permitted by law, each Holder severally and not jointly will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, members, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, member, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, member, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The indemnifying party shall also be responsible for the expenses of such defense if the indemnifying party does not elect to assume such defense. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

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(d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Company Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e) The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, of such Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder and/or such Holder’s family members, (c) acquires at least one hundred fifty thousand (150,000) shares of Registrable Securities (as adjusted for stock splits and combinations) or a lesser number representing all of the shares of Registrable Securities held by the transferring Holder, (d) is an Affiliated Party of such Holder or a partner or former partner of such Affiliated Entity that is or was a partnership or a member or former member of such Affiliated Entity that is or was a limited liability company, (e) is Arcapita Ventures I Limited transferring to its non-individual shareholders or any other entity that is an Affiliated Party of such Holder, or (f) in the case of Guidant Investment Corporation, is Guidant Foundation; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.11 Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder. Notwithstanding the foregoing, (i) any amendment or waiver of the provisions of Section 2.2 hereof shall require the written consent of the Company and the Demand Holders of a majority of the Demand Registrable Securities then outstanding, and any amendment or waiver effected in accordance with this sentence shall be binding upon each Demand Holder and the Company; and (ii) if any amendment or waiver adversely affects the rights and/or obligations of any party under this Agreement in a manner materially different from the manner in which it affects the rights and/or obligations of the other parties, such amendment, modification or waiver shall also require the written consent of such adversely affected party.

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2.12 “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period, not to exceed eighteen days after the expiration of the one hundred eighty (180) day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711); provided that:

(a) such agreement shall apply only to the Company’s Initial Offering; and

(b) all officers and directors of the Company enter into similar agreements.

The Company agrees to use all reasonable efforts to ensure that the “lock-up” obligation of the Holders under this Section 2.12, and any agreement entered into by the Holders as a result of their obligations under this Section 2.12, shall provide that all Holders will participate on a pro-rata basis in any early release of portions of the securities of any stockholder subject to such “lock-up” obligations.

2.13 Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.12 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.12 and this Section 2.13 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.12 and 2.13. The underwriters of the Company’s stock are intended third party beneficiaries of Section 2.12 and 2.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.14 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the earlier of (i) the effective date of the first registration filed by the Company for an offering of its securities to the general public, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

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(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the SEC; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.15 Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of Demand Holders holding at least fifty-five percent (55%) of the Demand Registrable Securities then held by all Demand Holders, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which grant such holder or prospective holder rights to include securities of the Company in any registration statement other than a Special Registration Statement.

SECTION 3. COVENANTS OF THE COMPANY.

3.1 Basic Financial Information and Reporting.

(a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b) The Company will furnish each Investor, as soon as practicable after the end of each fiscal year of the Company, and in any event within one-hundred eighty (180) days thereafter, an audited consolidated balance sheet of the Company, as at the end of such fiscal year, and an audited consolidated statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein). Such financial statements shall be accompanied by a report and opinion thereon by nationally recognized independent public accountants selected by the Company’s Board of Directors.

(c) So long as an Investor (together with its Affiliated Parties) shall own not less than three hundred thousand (300,000) shares of Registrable Securities (as adjusted for stock splits and combinations) (a “Major Investor”), the Company will furnish such Major Investor: (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Company as of the end of each such month, and a consolidated statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as noted thereon), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

3.2 Inspection Rights. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 to provide such information to a

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Major Investor to the extent the Company’s Board of Directors determines in good faith that withholding such information is necessary to preserve the attorney-client privilege or to prevent a conflict of interest on the part of such Major Investor.

3.3 Confidentiality of Records.

(a) Each Investor agrees not to use Confidential Information (as hereinafter defined) of the Company for its own use or for any purpose except to evaluate and enforce its equity investment in the Company; provided, that Medtronic, Inc. (“Medtronic”) shall be permitted to use Confidential Information of the Company relating to the License and Development Agreement or Supply Agreement as permitted under those agreements. Except as permitted under subsection (b) below, each Investor agrees to use all reasonable efforts not to disclose such Confidential Information to any third parties. Each Investor shall undertake to treat such Confidential Information in a manner consistent with the treatment of its own information of such proprietary nature and agrees that it shall protect the confidentiality of and use all reasonable efforts to prevent disclosure of the Confidential Information to prevent it from falling into the public domain or the possession of unauthorized persons. Each transferee of any Investor who receives Confidential Information shall agree to be bound by such provisions. For purposes of this Section, “Confidential Information” means any information, trade secrets, data, or know-how, including, but not limited to, the Company’s patent applications, test or clinical data, licenses, research, products, services, development, inventions, consultants’ or advisors’ identities, samples, processes, designs, engineering, marketing, finances, or business partners disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of samples.

(b) Confidential Information does not include information, technical data or know-how which (i) is in the Investor’s possession at the time of disclosure as shown by Investor’s files and records immediately prior to the time of disclosure; (ii) before or after it has been disclosed to the Investor, it is part of the public knowledge or literature, not as a result of any action or inaction of the Investor; (iii) is approved for release by written authorization of Company; or (iv) is rightfully disclosed to Investor by a third party without restriction. The provisions of this Section 3.3 shall not apply (i) to the extent that an Investor is required to disclose Confidential Information pursuant to any law, statute, rule or regulation or any order of any court or jurisdiction process or pursuant to any direction, request or requirement (whether or not having the force of law but if not having the force of law being of a type with which institutional investors in the relevant jurisdiction are accustomed to comply) of any self-regulating organization or any governmental, fiscal, monetary or other authority; (ii) to the disclosure of Confidential Information to an Investor’s employees, counsel, accountants or other professional advisors (“Investor Advisors”), provided that such Investor Advisors are similarly bound by the confidentiality provisions set forth herein; (iii) to the extent that an Investor needs to disclose Confidential Information for the protection of any of such Investor’s rights or interest against the Company, whether under this Agreement or otherwise; or (iv) to the disclosure of Confidential Information to a prospective transferee of securities which agrees to be bound by the provisions of this Section in connection with the receipt of such Confidential Information. For clarification purposes, the information received from the Company in connection with the License and Development Agreement or Supply Agreement between the Company and Medtronic shall be subject to the confidentiality and restrictions on use provisions as set forth in those respective agreements and not as set forth herein.

3.4 Meetings of the Board of Directors. The Company shall use all reasonable efforts to cause the Board of Directors to meet at least once in every three (3) month period.

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3.5 Board Committees.

(a) Compensation Committee. The Company shall use all reasonable efforts to cause the Board of Directors to maintain a Compensation Committee of the Board of Directors (the “Compensation Committee”), which shall be composed of not more than four (4) members of the Board of Directors. Two of the members of the Compensation Committee shall be the directors designated by Boston Millennia Partners II Limited Partnership and Foundation Medical Partners L.P. (the “Series B Directors”) pursuant to the Voting Agreement, by and between the Company and certain stockholders of the Company, of even date herewith (the “Voting Agreement”), one member of the Compensation Committee shall be the director designated by Arcapita Ventures I Limited (“Arcapita”) pursuant to the Voting Agreement and one member of the Compensation Committee shall be one of the Common Directors (as defined in the Voting Agreement).

(b) Audit Committee. The Company shall use all reasonable efforts to cause the Board of Directors to maintain an Audit Committee of the Board of Directors (the “Audit Committee”), which shall be composed of no more than three (3) directors, two of whom shall be the Series B Directors; provided, however, that upon the closing of the Initial Offering, one Series B Director shall be required to resign from the Audit Committee.

3.6 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.7 Stock Vesting. Unless otherwise approved by at least a majority of the disinterested non-officer members of the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to founders, management, directors, or consultants shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of (i) the grant date of such option or other stock equivalent, or (ii) such person’s services commencement date with the Company, and (b) the remaining seventy-five percent (75%) of such stock shall vest pro rata monthly over the remaining three (3) years.

3.8 Voting Agreement.

(a) Subject to the approval of the Board of the Directors, the Company shall include in any stock option plan of the Company, or the related documents or agreements, a provision requiring each holder of the Company’s options or recipient of Company stock awards or stock bonuses, who exercises such options for, or receives such stock awards or grants for shares of Common Stock, to, upon such exercise or receipt of such award or grant, become a party to the Voting Agreement.

(b) Unless the Board of Directors determines otherwise in a particular instance, the Company shall require that each person or entity who acquires shares of capital stock of the Company in an issuance approved by the Board of Directors or a committee thereof (other than share issuances covered by the provisions of Section 3.8(a) above), shall as a condition to receiving any such shares of capital stock, become a party to the Voting Agreement by executing a counterpart signature page thereto or other instrument by which such person or entity agrees to be bound by and comply with the provisions of such Voting Agreement.

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3.9 Key Man Insurance. The Company will use all reasonable efforts to obtain and maintain in full force and effect term life insurance on the lives of certain key employees, naming the Company as beneficiary, with such employees and amount of coverage to be determined by the Board of Directors.

3.10 Proprietary Information and Inventions Agreement. The Company shall require all employees and consultants to execute and deliver the Company’s standard Employee Proprietary Information and Inventions Agreement, or similar agreement to protect the Company’s intellectual property rights, and shall not, without the approval of a majority of the disinterested members of the Board of Directors, amend or waive any material rights under any such agreement.

3.11 Directed Shares.

(a) In the event of the Company’s Initial Offering, the Company will use all reasonable efforts to require that the managing underwriter or underwriters of such Initial Offering offer those Investors holding at least 300,000 shares of Series B Stock (“Series B Major Investors”) the right to purchase a number of shares (the “Directed Shares”) of the Company’s Common Stock to be sold in the Initial Offering equal to five percent (5%) of the stock to be sold in the Initial Offering. The Directed Shares shall be offered to the Series B Major Investors on the same terms and at the same price at which they are being offered to the public, pro-rata in proportion to the shares of Series B Stock held by each Series B Major Investor, subject in all cases to the requirements of applicable federal and state securities laws and rules of any national securities exchange on which the Company’s stock is to be listed or quoted.

(b) The Company shall give twenty (20) calendar days’ written notice to the Series B Major Investors of its intent to file a registration statement with the SEC to effect the Initial Offering of the Company’s Common Stock and the date proposed for such filing. At least seven (7) calendar days prior to the filing of such registration statement, each Series B Major Investor will notify the Company in writing of its intent to exercise its rights to purchase such Directed Shares and the aggregate number of such Directed Shares it intends to purchase. Any and all rights of a Series B Major Investor to purchase Directed Shares hereunder shall not be exercisable by such Series B Major Investor or enforceable against the Company until the date of the closing of the Initial Offering.

(c) If not all of the Series B Major Investors elect to purchase their pro rata share of the Directed Shares, then the Company shall promptly notify in writing the Series B Major Investors who do so elect and shall offer such Series B Major Investors the right to acquire such unsubscribed shares. Each Major Investor shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion of the unsubscribed shares.

(d) The rights of first refusal of each Series B Major Investor under this Section 3.11 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

(e) Notwithstanding the foregoing, all actions taken pursuant to this Agreement shall be made in accordance with and to the extent permissible by all federal and state securities laws, including, without limitation, Rule 134 of the Securities Act, and all applicable rules and regulations promulgated by any national securities exchange on which the Company’s stock is to be listed or quoted. Further, nothing in this Section 3.11 shall be construed to require the Company to take any action that it reasonably believes violates federal or state securities laws, including without limitation the rules and regulations of the SEC as interpreted by SEC staff.

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3.12 Reimbursement. The Company will reimburse those members of the Company’s Board of Directors who are elected by the holders of Series B Stock, voting as a separate class, and the member of the Company’s Board of Directors who is elected by the holders of the Series D Stock, voting as a separate class, for all reasonable out-of-pocket expenses incurred by such members in connection with travel to and attendance of meetings of the Company’s Board of Directors and any committees thereof.

3.13 Form D. The Company shall timely file with the SEC a properly completed and executed Notice of Sale of Securities pursuant to Regulation D on Form D (including any required amendments thereto) under Rule 506 promulgated under the Securities Act in connection with the transactions contemplated by the Purchase Agreement.

3.14 Taxes.

(a) The Company shall use all reasonable efforts to cause the Series B Stock, Series C Stock and Series D Stock (and any stock into which the Series B Stock, Series C Stock and Series D Stock, as the case may be, is converted) to continue to constitute “qualified small business stock” as defined in Section 1202(c) of the Code. The Company shall submit to its stockholders and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), and the related Treasury Regulations. In addition, within ten days after any Investor’s written request therefor, the Company shall deliver to such Investor a written statement indicating whether such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code. In the event that less than all of the Investor’s interest in the Company constitutes “qualified small business stock,” such written statement shall indicate the portion, if any, of such interest that does constitute “qualified small business stock,” and the portion, if any, of such interest that would constitute “qualified small business stock,” if determination of whether stock constitutes “qualified small business stock,” were made by taking into account the modifications set forth in Section 1045(b)(4) of the Code.

(b) The Company shall use best efforts to prevent becoming a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code and the Treasury Regulations thereunder.

3.15 Visitation Rights.

(a) So long as Medtronic continues to own stock of the Company, the Company shall allow one representative designated by Medtronic to attend all meetings of the Company’s Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company’s Board of Directors determines in good faith that such exclusion is necessary (i) to preserve the attorney-client privilege, or (ii) to prevent a conflict of interest, or (iii) to prevent such representative’s participation in discussions relating to disputes with Medtronic and/or its affiliates, or (iv) to prevent such representative’s participation in discussions of the Company’s relationship with Medtronic. The Board’s good faith decision, made based upon facts available at the time of the exclusion and upon the advice of informed and qualified legal counsel, with respect to preserving attorney-client privilege or preventing a conflict of interest, shall be final and binding. The Company shall make reasonable efforts to permit Medtronic’s representative to observe meetings of the Company’s Board of Directors by telephone if such designee is unable to attend in person. The Parties agree that Medtronic’s observer to the Company’s Board of Directors shall be present solely for the purpose of observation and shall have no power to exert “control” on behalf of Medtronic as that term is defined in Rule 405 under the Securities Act.

19.

(b) So long as Guidant Investment Corporation (together with its Affiliated Parties, including Guidant Foundation) continues to own stock of the Company, the Company shall allow one representative designated by Guidant Investment Corporation to attend all meetings of the Company’s Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege or to protect highly confidential information. The decision of the Board of Directors with respect to the privileged or confidential nature of such information shall be final and binding.

(c) So long as Johnson & Johnson Development Corporation (“JJDC”) (together with its Affiliated Parties) continues to own stock of the Company, the Company shall allow one representative designated by JJDC to attend all meetings of the Company’s Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege or to protect highly confidential information. The decision of the Board of Directors with respect to the privileged or confidential nature of such information shall be final and binding.

(d) If at any time Arcapita is no longer entitled to appoint a member to the Board of Directors but, at such time, continues to own stock of the Company, then from such time and for so long as Arcapita (together with its Affiliated Parties) continues to own stock of the Company, the Company shall allow one representative designated by Arcapita to attend all meetings of the Company’s Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege or to protect highly confidential information. The decision of the Board of Directors with respect to the privileged or confidential nature of such information shall be final and binding.

3.16 Authorized Stock. The Company shall at all times have authorized and reserved for issuance a sufficient number of shares of Common Stock to provide for the issuance of the Common Stock issuable or issued upon conversion of the Shares.

3.17 Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Sections 3.1(a), 3.1(b), 3.2, 3.3, 3.10, 3.15, and 3.16) shall expire and terminate as to each Investor upon the closing of the Initial Offering. All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Section 3.3) shall expire and terminate as to each Investor upon the earlier of (i) the closing of an Initial Offering in which the per share price is at least $3.00 (as adjusted for stock splits, dividends, recapitalizations and the like after the date hereof) and the gross proceeds to the Company are at least Thirty Million Dollars ($30,000,000); or (ii) the closing of an “Asset Transfer” or “Acquisition”, each as defined in the Company’s Certificate of Incorporation as in effect as of the date hereof (a “Change of Control”).

20.

SECTION 4. RIGHTS OF FIRST REFUSAL.

4.1 Subsequent Offerings. Subject to applicable securities laws, each Major Investor shall have a right of first refusal to purchase up to its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell, issue or exchange after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Major Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares) which such Major Investor is deemed to hold immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s then outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

4.2 Exercise of Rights. If the Company proposes to issue, sell or exchange any Equity Securities, it shall give each Major Investor a written notice which shall (i) identify and describe the Equity Securities being issued, sold or exchanged, (ii) describe the price and other material terms upon which they are to be issued, sold or exchanged, and the number or amount of the Equity Securities to be issued, sold or exchanged, (iii) identify the persons or entities (if known) to which or with which the Equity Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with such Major Investor up to its pro rata share of such Equity Securities. Each Major Investor shall have thirty (30) days from the giving of such notice to agree to purchase all or a portion of its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable federal or state securities laws by virtue of such offer or sale.

4.3 Issuance of Equity Securities to Other Persons. If not all of the Major Investors elect to purchase their full pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Major Investors who do so elect and shall offer each such Major Investor the right to acquire that portion of such unsubscribed shares as the number of shares initially subscribed for by such Major Investor bears to the total number of shares initially subscribed for by all Major Investors. Each Major Investor shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion of the unsubscribed shares. If the Major Investors fail to exercise in full their rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Major Investors’ rights were not exercised, at a price and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Major Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue, sell or exchange any Equity Securities, without first offering such securities to the Major Investors in the manner provided above.

4.4 Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the closing of the Company’s Initial Offering or (ii) the closing of a Change of Control. The rights of first refusal established by this Section 4 may be amended, or any provision waived with the written consent of Major Investors holding a majority of the Registrable Securities held by Major Investors; provided, however, that in the event an amendment or waiver adversely affects the rights and/or obligations of any Major

21.

Investor under this Section 4 in a manner materially different from the manner in which it affects the rights and/or obligations of each of the other similarly situated Major Investors, such amendment shall also require the written consent of such adversely affected party or a majority in interest of such adversely affected parties.

4.5 Transfer of Rights of First Refusal. The rights of first refusal of each Major Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

4.6 Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a) Up to an aggregate of six million seven hundred seventy-nine thousand four hundred ninety-one (6,779,491) shares of Common Stock (including shares of Common Stock underlying options, warrants or other stock purchase rights) issued or to be issued after the Original Issue Date (as defined in the Company’s Certificate of Incorporation) to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

(b) stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, so long as the rights of first refusal established by this Section 4 were complied with or were inapplicable pursuant to any provision of this Section 4.6 with respect to the initial sale or grant by the Company of such rights or agreements;

(c) shares of Common Stock issued in connection with any stock split, stock dividend or subdivision by the Company approved by the Board of Directors;

(d) shares of Common Stock issued upon conversion of shares of the Company’s Preferred Stock;

(e) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act; and

(f) up to an aggregate of one million (1,000,000) (or such greater amount as may be approved by the Board of Directors, including both of the Series B Directors, or by holders of a majority of the then outstanding shares of Preferred Stock, including at least fifty-five percent (55%) of the then outstanding shares of Series B Stock) shares of (i) any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution, (ii) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination, and (iii) any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including (A) joint ventures, strategic alliances, manufacturing, marketing or distribution arrangements or (B) technology transfer or development arrangements, in each case, provided that such transaction is approved by the Board of Directors.

SECTION 5. MISCELLANEOUS.

5.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

22.

5.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price. The Company shall not assign this Agreement or any of the Company’s rights or obligations hereunder without the prior written consent of the holders of a majority of the then-outstanding Registrable Securities and the holders of a majority of the then outstanding Demand Registrable Securities.

5.3 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement, the other Related Agreements (as defined in the Purchase Agreement) and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5 Amendment and Waiver.

(a) Except as otherwise expressly provided herein, this Agreement may be amended or modified only upon the written consent of the Company, the holders of a majority of the then-outstanding Registrable Securities and the holders of a majority of the then-outstanding Demand Registrable Securities; provided however, that in the event an amendment, modification or waiver adversely affects the rights and/or obligations of any party under this Agreement in a manner materially different from the manner in which it affects the rights and/or obligations of the other parties, such amendment, modification or waiver shall be binding on such adversely affected party only with the written consent of such adversely affected party.

(b) Except as otherwise expressly provided herein, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of a majority of the then-outstanding Registrable Securities and the holders of a majority of the then-outstanding Demand Registrable Securities; provided however, that in the event a waiver adversely affects the rights and/or obligations of any party under this Agreement in a manner materially different from the manner in which it affects the rights and/or obligations of the other parties, such waiver shall be binding on such adversely affected party only with the written consent of such adversely affected party.

5.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

23.

5.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to any Investor at the address appearing on the books of the Company or at such address as the Company, or such party, respectively, may designate by ten (10) days advance written notice to the other parties hereto. Notwithstanding the foregoing, any notice delivered to Medtronic by means of confirmed electronic mail shall also be given to Medtronic by one of the other means set forth above; provided, however, that that such additional confirmation notice may incorporate by reference information and documents sent to Medtronic via confirmed electronic mail delivered to addresses designated in writing by Medtronic if such notice identifies the electronic mail address(es) to and from which such information and documents were sent and the date(s) and time(s) such confirmed electronic mail was delivered.

5.8 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.9 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities in accordance with Section 4.6(f) of this Agreement, any purchaser of such Equity Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party, and, if applicable, a “Demand Holder,” hereunder.

5.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.11 Aggregation of Stock. In determining the number of Demand Registrable Securities, Registrable Securities and Shares, as the case may be, owned by an Investor for purposes of exercising rights under this Agreement, all Demand Registrable Securities, Registrable Securities and Shares, as the case may be, held by Affiliated Parties of such Investor shall be aggregated together (provided that no shares shall be attributed to more than one entity or person within any such group of Affiliated Parties).

5.12 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

24.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY: CARDIOMEMS, INC.

By:	/s/ Jay S. Yadav
Jay S. Yadav
Acting Chief Executive Officer

Address:	75 Fifth Street, N.W., Suite 440
Atlanta, GA 30308

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

BOSTON MILLENNIA PARTNERS II LIMITED PARTNERSHIP

By:	Glen Partners II Limited Partnership

By:	/s/ Martin J. Hernon
Martin H. Hernon
General Partner

BOSTON MILLENNIA PARTNERS II-A LIMITED PARTNERSHIP

By:	Glen Partners II Limited Partnership

By:	/s/ Martin J. Hernon
Martin H. Hernon
General Partner

BOSTON MILLENNIA PARTNERS GMBH & CO. KG

By:	Boston Millennia Verwaltungs GmbH

By:	/s/ Martin J. Hernon
Martin H. Hernon
Managing Director

BOSTON MILLENNIA ASSOCIATES II PARTNERSHIP

By:	/s/ Martin J. Hernon
Martin H. Hernon
General Partner

STRATEGIC ADVISORS FUND LIMITED PARTNERSHIP

By:	Glen Partners II Limited Partnership,
its General Partner

By:	/s/ Martin J. Hernon
Martin H. Hernon
General Partner

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

FOUNDATION MEDICAL PARTNERS, L.P.

By:	Foundation Medical Managers, LLC

By:	/s/ Lee R. Wrubel
Lee R. Wrubel, M.D.
Managing Member

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

ARBORETUM VENTURES 1, LLC

By:	/s/ Jan Garfinkle
Jan Garfinkle
Managing Partner

ARBORETUM VENTURES 1-A, LLC

By:	/s/ Jan Garfinkle
Jan Garfinkle
Managing Partner

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

JOHNSON & JOHNSON DEVELOPMENT CORPORATION

By:	/s/ Denise L. Hudson
Print Name:	Denise Hudson
Title:	VP Strategic Operations

RTK ASSOCIATES, LLC

By:	/s/ Robert D. McNeil
Print Name:	Robert D. McNeil
Title:	Sole Member

MARJORIE MCNEIL FINDLAY

/s/ Marjorie M. Findlay

GC&H INVESTMENTS , LLC

By:	/s/ John L. Cardoza
John L. Cardoza
Managing Member

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

JOHN E. GALLAGHER, SR. AND CATHERINE T. GALLAGHER

/s/ John E. Gallagher, Sr.
John E. Gallagher, Sr.

/s/ Catherine T. Gallagher
Catherine T. Gallagher

ANDREW W. GALLAGHER

/s/ Andrew W. Gallagher

THE GALLAGHER IRREVOCABLE TRUST

By:	/s/ Andrew W. Gallagher
Andrew W. Gallagher
Chief Financial Officer

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

RONALD LEVINE

/s/ Ronald Levine

WILLIAM KNOPF

DAVID ALLIE

ALBERT PANZERI

AHMET SINAN GURSOY

/s/ Ahmet Sinan Gursoy

WILLIAM WORTZMAN

JULIUS HOLLIS

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

VIBA INVESTMENTS, LLC

By:	/s/ Brian Bailys
Print Name:	Brian Bailys
Title:	General Partner

VISCONSI ENTERPRISE, LLC

By:	/s/ Anthoni Visconsi II
Print Name:	Anthoni Visconsi II
Title:	Member

BRIAN BAILYS, TRUSTEE OF THE ANN W. SIEGEL TRUST DATED SEPTEMBER 27, 2004

By:	/s/ Brian Bailys
Print Name:	Brian Bailys
Title:	Trustee

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

GUIDANT CORPORATION

By:
Print Name:
Title:

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

MEDTRONIC, INC.

By:	/s/ Michael D. Ellwein
Print Name:	Michael D. Ellwein
Title:	VP & CDO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

ARCAPITA VENTURES I LIMITED

By:	/s/ John Huntz
Print Name:	John Huntz
Title:	Executive Director

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

SWARTZ FAMILY LIMITED PARTNERSHIP #4

By:	/s/ Harry A. Kopelman, M.D.
Print Name:	Harry A. Kopelman, M.D.
Title:	Partner, Swartz Family Limited Partnership #4

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

CHARLES L. BROWN, III

/s/ Charles L. Brown III

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

EASTON CAPITAL PARTNERS, L.P.

By:	ECP GP, LLC, its General Partner
By:	ECP GP, Inc., Manager

By:	/s/ Francisco A. Garcia
Authorized Signatory
Print Name:	Francisco A. Garcia

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

LATTERMAN FAMILY LIMITED PARTNERSHIP

By:	/s/ Earl Latterman
Print Name:	Earl Latterman
Title:	General Partner

323 BOULEVARD ASSOCIATES

By:	/s/ Jack M. Friedman
Print Name:	Jack M. Friedman
Title:	Managing Partner

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

Entity Name:	David E. Allie, M.D.
Signature:	/s/ David E. Allie, M.D.
Print Name:	David E. Allie, M.D.
Title:	Chief of Cardiothoracic & Endovascular Surgery
(if applicable)

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

Entity Name:	Bo & Pop LP
Signature:	/s/ Jay Rosenfield
Print Name:	Jay Rosenfield
Title:	G.P.
(if applicable)

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

Entity Name:	Frank J. Criado, M.D.
Signature:	/s/ Frank J. Criado, M.D.
Print Name:
Title:
(if applicable)

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

Entity Name:	Raul P. Esquivel
Signature:	/s/ Raul P. Esquivel
Print Name:	Raul P. Esquivel
Title:
(if applicable)

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

Entity Name:	Julius Hollis
Signature:	/s/ Julius Hollis
Print Name:	Julius Hollis
Title:
(if applicable)

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

Entity Name:	William D. Knopf
Signature:	/s/ William D. Knopf
Print Name:	William D. Knopf
Title:
(if applicable)

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

Entity Name:	David J. Moliterno
Signature:	/s/ David J. Moliterno
Print Name:
Title:
(if applicable)

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

Entity Name:	Rahman Family Trust
Signature:	/s/ Muhit Rahman
Print Name:	Muhit Rahman
Title:	Trustee
(if applicable)

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

Entity Name:
Signature:	/s/ Janet M. Rosenfield
Print Name:	Janet M. Rosenfield
Title:
(if applicable)

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

Entity Name:
Signature:	/s/ David R. Stern
Print Name:	David R. Stern
Title:
(if applicable)

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

Entity Name:	Marvin L. Woodall
Signature:	/s/ Marvin L. Woodall
Print Name:	Marvin L. Woodall
Title:
(if applicable)

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

EXHIBIT A

SCHEDULE OF INVESTORS

SERIES A INVESTORS:

Akst, Hymie

Allie, David E.

Atlanta Cardiology Group, P.C. FBO W. Knopf MD FS: Furman-Selz P/A & Savings Plan UAD 1/1/93

Brian Bailys, Trustee of the Ann W. Siegel Trust dated September 27, 2004

Bajzer, Christopher Thomas and Kimberlee Ann Bajzer

Baker, James A.

Criado, Frank J.

Curran, David James

Day, Raymond W. and Bonita S.

Eles, Gustav R.

Esquivel, Raul P.

Foster, III, William H.

Frank, Rimerman Investments XXXIII

Gallagher, Andrew William

John E. Gallagher Sr. & Catherine T. Gallagher

Giannini, Kathleen

GC&H Investments

Grube, Eberhard

Harpster, Howard W.

Jain, Suresh P.

Kresevic, Darrin L.

Lalouche, Kathleen J.

Levine, Ronald L.

Mark Wholey Family Limited Partnership

Mendlik, Patsy A.

Moliterno, David J.

Musarra, Lawrence C.

Ohki, Takao

Rahman Family Trust, 1996

Rosenfield, James

Rosenfield, Janet M.

SBV Investments, LLC

Shah, Rupa Jagmohan

Sites, Jr., John C.

Spencer, Timothy Ryan

Stern, David R.

Sutor, Ronald and Deborah

Swartz Family Limited Partnership #4

TekVest Capital Partners I

VIBA Investments, LLC

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SERIES A INVESTORS:

Visconsi Enterprises, LLC

Woodall, Marvin

Yadav, Satya P.

SERIES B INVESTORS:

Boston Millennia Partners II Limited Partnership

Boston Millennia Partners II-A Limited Partnership

Boston Millennia Partners GMBH & Co. KG

Boston Millennia Associates II Partnership

Strategic Advisors Fund Limited Partnership

Foundation Medical Partners L.P.

Guidant Investment Corporation

Arboretum Ventures 1, LLC

Johnson & Johnson Development Corporation

RTK Associates, LLC

Marjorie McNeil Findlay

Ronald L. Levine

William D Knopf

David E. Allie

Albert Panzieri

Ahmet Sinan Gursoy

William Wortzman

Julius Hollis

VIBA Investments

Visconsi Enterprises, LLC

Andrew A. Gallagher

John E. Gallagher Sr. & Catherine T. Gallagher

The Gallagher Irrevocable Trust

GC&H Investments, LLC

Brian Bailys, Trustee of the Ann W. Siegel Trust dated September 27, 2004

Series C Investors:

Medtronic, Inc.

Boston Millennia Partners II Limited Partnership

Boston Millennia Partners II-A Limited Partnership

Boston Millennia Partners GMBH & Co. KG

Boston Millennia Associates II Partnership

Strategic Advisors Fund Limited Partnership

Foundation Medical Partners L.P.

Guidant Investment Corporation

Arboretum Ventures 1, LLC

Johnson & Johnson Development Corporation

RTK Associates LLC

Andrew W. Gallagher

John E. Gallagher Sr. & Catherine T. Gallagher

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Series C Investors:

The Gallagher Irrevocable Trust

Swartz Family Limited Partnership #4

Series D Investors:

Arcapita Ventures I Limited

Medtronic, Inc.

Boston Millennia Partners II Limited Partnership

Boston Millennia Partners II-A Limited Partnership

Boston Millennia Partners GMBH & Co. KG

Boston Millennia Associates II Partnership

Strategic Advisors Fund Limited Partnership

Foundation Medical Partners L.P.

Arboretum Ventures 1, LLC

Arboretum Ventures 1-A, LLC

Johnson & Johnson Development Corporation

RTK Associates LLC

Andrew W. Gallagher

John E. Gallagher Sr. & Catherine T. Gallagher

The Gallagher Irrevocable Trust

Swartz Family Limited Partnership #4

Ahmet Sinan Gursoy

Ronald Levine

GC&H Investments, LLC

Charles L. Brown, III

Easton Hunt Capital Partners, L.P.

Latterman Family Limited Partnership

323 Boulevard Associates

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT